EXHIBIT 5.1


                                     TK/MTB/A2052-1030             18 June 2003




ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC

C/o

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands


                             ABN AMRO Holding N.V.
                               ABN AMRO Bank N.V.
                                   and others
                issue of up to U.S.$ 6,478,380,000 of securities
                     under US Shelf Registration Statement


-------------------------------------------------------------------------------

I. Description of Transaction / Scope of our Role

We have acted as special legal counsel (advocaten) in The Netherlands for ABN AMRO Holding N.V. ("Holding") and ABN AMRO Bank N.V. ("Bank" and together with Holding, the "Dutch Issuers"), each of Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands for the sole purpose of rendering a legal opinion as to certain matters of Netherlands law in connection with the registration statement on Form F-3 (with registration number 333-104778) (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to U.S.$ 6,478,380,000 aggregate principal amount of securities (the "Securities") of the Dutch Issuers, LaSalle Funding LLC ("LaSalle"), ABN AMRO Capital Funding Trust V, ABN AMRO Capital Funding Trust VI, ABN AMRO Capital Funding Trust VII, ABN AMRO Capital Funding Trust VIII and ABN AMRO Capital Funding Trust IX (together the

"Trusts") and ABN AMRO Capital Funding LLC V, ABN AMRO Capital Funding LLC VI, ABN AMRO Capital Funding LLC VII, ABN AMRO Capital Funding LLC VIII and ABN AMRO Capital Funding LLC IX (together the "LLCs"). In relating to the Registration Statement a preliminary prospectus (the "Prospectus") has been prepared and any reference herein to the Registration Statement will include the Prospectus.

We understand that:

(i) under the Registration Statement, Holding may from time to time issue American depositary shares ("ADSs") each representing one ordinary share in Holding (the "Ordinary Shares"), preference shares in Holding (the "Preference Shares"), junior or senior debt securities (the "Holding Debt Securities"), purchase contracts for the purchase or sale of (a) Holding's securities or securities of third parties, (b) currencies and (c) commodities (the "Purchase Contracts"), warrants to purchase debt securities or equity securities of Holding or securities of third parties or other rights (the "Warrants") and units consisting of one or more Purchase Contracts, Warrants, Holding Debt Securities, Preference Shares, ADSs or any combination of such securities (the "Units") (each as further described in the Prospectus);

(ii) under the Registration Statement, Bank may from time to time issue junior and senior debt securities (the "Bank Debt Securities");

(iii) under the Registration Statement, LaSalle may from time to time issue debt securities to be fully and unconditionally guaranteed by Bank or Holding;

(iv) under the Registration Statement, the Trusts may from time to time issue preferred securities, fully and unconditionally guaranteed by Bank or Holding; and

(v) under the Registration Statement, the LLCs may from time to time issue preferred securities, fully and unconditionally guaranteed by Bank or Holding.

We have not been involved in structuring the Registration Statement nor in drafting or negotiating any of the Documents (as defined below) or the Prospectus, save for suggesting changes to the extent necessary for the purposes of this opinion. Accordingly, we assume no responsibility for the adequacy of the Documents or for the appropriateness of any disclosures made in the Prospectus (except to the extent expressly stated otherwise in this opinion).

Capitalised terms used herein without definition shall, unless the context otherwise requires, have the same meanings ascribed to them in the Documents. Headings in this opinion are for ease of reference only and shall not affect the interpretation hereof.

II. Documents Examined / Reliance

In arriving at the opinions expressed below, we have examined and relied upon the following documents:

(a) a faxed copy of the articles of association (statuten) of Holding dated 26 May 2003, being the currently effective articles of association according to the extract referred to in (b) below (the "Holding Articles of Association");

(b) an original official summary extract (beperkt uittreksel) dated 16 June 2003 from the Commercial Register of the Chamber of Commerce in Amsterdam (the "Chamber") relating to the registration of Holding under number 3322 0369 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respects material for the purpose of this opinion;

(c) a faxed copy of the articles of association (statuten) of Bank dated 17 May 2001, being the currently effective articles of association according to the extract referred to in (d) below (the "Bank Articles of Association");

(d) an original official summary extract (beperkt uittreksel) dated 16 June 2003 from the Chamber relating to the registration of Bank under number 3300 2587 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respect material for the purpose of this opinion;

(e) a form of Senior Indenture of Holding filed as an exhibit to the Registration Statement;

(f) a form of Subordinated Indenture of Holding filed as an exhibit to the Registration Statement;

(g) a form of Senior Indenture of Bank filed as an exhibit to the Registration Statement;

(h) a form of Subordinated Indenture of Bank filed as an exhibit to the Registration Statement;

(i) a form of Senior Indenture of LaSalle filed as an exhibit to the Registration Statement;

(j) a form of Subordinated Indenture of LaSalle filed as an exhibit to the Registration Statement;

(k) a form of Trust Securities Guarantee Agreement for each Trust filed as an exhibit to the Registration Statement;

(l) a form of Class B Preferred Securities Guarantee Agreement for each LLC filed as an exhibit to the Registration Statement;

(m) a form of Contingent Guarantee Agreement for each LLC filed as an exhibit to the Registration Statement; and

(n)  the Registration Statement and the Prospectus.

The documents listed under (e) up to and including (n) above are hereinafter referred to as the "Documents". The Documents listed under (k), (l) and (m) above are also referred to as (i) the "Guarantee Agreements" and (ii) (except for Clauses 2, 3 and 4 of each such agreement) the "Dutch Documents". The Holding Debt Securities and the Bank Debt Securities are jointly referred to as the "Debt Securities". The Ordinary Shares and the Preference Shares are jointly referred to as the "Equity Securities". The Debt Securities and the Equity Securities are jointly referred to as the "Dutch Securities". Holding, Bank, LaSalle, the Trusts and the LLCs are jointly referred to as the "Issuers".

III. Assumptions

In examining and in describing the documents listed above and in giving this opinion we have, with your permission, assumed:

(i) the power, capacity (corporate and other) and authority of all parties to enter into the Documents, to perform their respective obligations thereunder, the legal capacity (handelingsbekwaamheid) of all individuals who have signed or will sign documents or have given or will give confirmations on which we have expressed reliance (including those individuals acting on the Dutch Issuers' behalf) and that the Documents, the Dutch Securities and all other agreements and documents relating thereto have been or will be (where appropriate) duly authorised, executed and delivered by all parties thereto and create valid and legally binding obligations for all such parties as a matter of applicable law (if other than Netherlands law and the chosen governing law);

(ii) that each party to any document (other than the Dutch Issuers) is duly incorporated and organised, validly existing and in good standing (where such concept is legally relevant to its capacity) under the laws of its jurisdiction of incorporation and of the jurisdiction of its place of business;

(iii) the due compliance with all matters (including without limitation the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgments, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of The Netherlands as may relate to or be required in respect of: (a) the Documents and any Dutch Securities issued thereunder from time to time, (b) any borrowing thereunder, (c) the creation, issuance and distribution of the Dutch Securities, (d) the lawful execution of the Documents, (e) the parties thereto (including the Dutch Issuers) or other persons affected thereby,
       (f) the performance or enforcement of the Documents and the Dutch Securities by or against the parties (including the Dutch Issuers) or such other persons, (g) the distribution of the Prospectus or any other offer documents from time to time or (h) the creation of valid and legally binding obligations of all parties to the Documents and the Dutch Securities (including the Dutch Issuers) enforceable against such parties in accordance with their respective terms;

(iv) that any obligations under the Documents and the Dutch Securities which are to be performed in any jurisdiction outside The Netherlands will not be illegal or contrary to public policy under the laws of such jurisdiction;

(v) the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of (photo)copy, faxed, electronic or specimen documents to the originals thereof;

(vi) that there are no supplemental terms and conditions agreed between the parties to the Documents that could affect or qualify our opinion as set out herein;

(vii) that all agreements and other formalities for the issuance of Dutch Securities from time to time under the Shelf Registration will be, and that the Documents have been executed and/or authenticated in the form submitted to and examined by us (as referred to hereinabove), and on behalf of (a) Holding either by any two members of its Board of Managing Directors or by a duly appointed representative of Holding and (b) Bank either by any two members of its Board of Managing Directors or by a duly appointed representative of Bank;

(viii) that under the laws of the State of New York to which they are expressed to be subject, and under all other relevant laws (other than those of The Netherlands):

       (a) the Documents (other than the Dutch Documents) constitute and will at all times constitute the valid and legally binding obligations of all parties thereto (including the Dutch Issuers) enforceable against them in accordance with their respective terms;

       (b) any Debt Securities issued by the Dutch Issuers from time to time constitute and will at all times constitute the valid and legally binding obligations of the Dutch Issuers enforceable against them in accordance with their respective terms;

       (c) the choice of New York State law to govern the Documents (other than the Dutch Documents) and the Debt Securities is a valid and binding selection;

       (d) the submission by the Dutch Issuers to the jurisdiction of the New York State courts with regard to any actions or proceedings arising our of or relating to the Documents (other than the Dutch Documents) and the Debt Securities is (in each case as a matter of New York State law, by which they are expressed to be governed) valid and binding upon the Dutch Issuers;

(ix)   that under all relevant laws other than the laws of The Netherlands:

       (a) the Dutch Documents constitute and will at all times constitute the valid and legally binding obligations of all parties thereto (including the Dutch Issuers) enforceable against them in accordance with their respective terms;

       (b) the choice of the laws of The Netherlands to govern the Dutch Documents is a valid and binding selection;

(x) that the Dutch Securities will be issued, offered and sold materially in the form and in the denominations set out in, on the terms and in accordance with the provisions of the Documents and will not contain any provisions which are contrary to Dutch public policy;

(xi) that none of the Documents, the Prospectus or the Dutch Securities or any of the transactions contemplated thereby (whether individually or seen as a whole) are or will result in a breach of the laws (including, for the avoidance of doubt, the tax laws) of the State of New York or of such other relevant jurisdiction (other than The Netherlands), or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted thereunder;

(xii) that each issue of Securities under the Shelf Registration, each distribution of the Prospectus and any prospectus supplement (whether electronically or otherwise) and all invitations, offers, offer advertisements, publications and other documents, sales and deliveries of Securities anywhere in the world (in respect of the Dutch Issuers and Dutch Securities) or in The Netherlands (in respect of the other Issuers and the other Securities) have been and will continue to be made in accordance with the Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995, "SMSA"), the Act on the Supervision of Investment Institutions (Wet toezicht beleggingsinstellingen) and the Saving Certificates Act (Wet inzake Spaarbewijzen), to the extent applicable;

(xiii) each time when such Equity Securities are issued as contemplated in the Registration Statement:

       (a) the authorised share capital (maatschappelijk kapitaal) and the issued share capital (geplaatst kapitaal) of Holding is such that Equity Securities can be validly issued;

       (b) all resolutions required to be adopted (and any other corporate action required to be taken) by the general meeting of shareholders, the Board of Managing Directors, the Board of Supervisory Directors or any other corporate body of Holding for the valid issue of such Equity Securities will have been validly passed (and be validly taken) and remain in full force and effect without modification and comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law;

(xiv) such Equity Securities will have been issued and duly accepted by the subscribers therefore in accordance with any applicable law and Holding's Articles of Association as in force at the time of issue;

(xv) upon issue of such Equity Securities, at least a consideration (in case or in kind) will be paid to Holding on each of such Equity Securities with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof in accordance with the laws of The Netherlands;

(xvi) any pre-emptive rights in respect of the issue of the Equity Securities will have been observed or validly executed;

(xvii) that all parties entered into the Documents to which they are expressed to be a party and will be entering into agreements for the issuance of Dutch Securities under the Shelf Registration from time to time for bona fide commercial reasons and on arm's length terms;

(xviii) that no stabilisation transactions in respect of the Securities will be carried out in or from The Netherlands;

(xix) that none of the Securities qualify as a game or wager (spel en weddenschap) within the meaning of Section 7A:1811 Civil Code (Burgerlijk Wetboek) and no issue of Securities falls within the scope of the Gaming Act (Wet op de Kansspelen);

(xx) that, without prejudice to our opinion under paragraph 2 below, the Netherlands courts will, in giving effect to the choice of law provision of the Documents (other than the Dutch Documents) and the Debt Securities, apply New York law correctly; and

(xxi) that any dealers offering Securities or distributing the Prospectus, any prospectus supplement, or any circulars, offer documents or information relating to the Issuers and/or the Securities in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 to 10 inclusive of the SMSA.

IV. Scope of our Review / Matter Excluded

The Documents (other than the Dutch Documents) and the issue and offering of the Debt Securities are expressed to be governed by the laws of the State of New York. We are not qualified to assess the meaning and consequences of the terms of the Documents (other than the Dutch Documents) and the Debt Securities under New York law and we have made no investigation into such laws as a basis for the opinion expressed hereinafter and do not express or imply any opinion thereon. Accordingly, our review of the Documents (other than the Dutch Documents) and the Debt Securities has been limited to the terms thereof as they appear on the face thereof, without reference to the general body of New York law incorporated into or made applicable to the Documents (other than the Dutch Documents) and the Debt Securities by the choice of law clause contained therein.

We express no opinion:

(i) as to any law other than the laws of The Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of The Netherlands courts, administrative rulings, notices from and communications with the Dutch Central Bank (De Nederlandsche Bank N.V., "DNB"), the Ministry of Finance and the Authority for the Financial Markets (Autoriteit Financiele Markten) and authoritative literature;

(ii) even though the Shelf Registration contemplate the issuance of Securities after the date hereof, that the future or continued performance of any of the Dutch Issuers' obligations or the consummation of the transactions contemplated by the Documents and the Securities will not contravene such laws, application or interpretation if altered in the future;

(iii) except as explicitly stated below, on international law, including (without limitation) the rules of or promulgated under or by any bi- or multi-lateral treaty or treaty organisation (unless implemented into the laws of The Netherlands) or on any anti-trust, insider dealing or competition laws;

(iv)   on the tax laws of The Netherlands;

(v) with regard to the effect of any systems of law (other than the laws of The Netherlands) even in cases where, under Netherlands law, any foreign law falls to be applied and we assume that any applicable law (other than Netherlands law) would not affect or qualify our opinion as set out below; or

(vi) on any commercial, accounting or other non-legal matter or on the ability of the Dutch Issuers to meet their financial or other obligations under the Dutch Securities and the Documents.

Within the framework of the Shelf Registration a wide variety of Securities can be issued, to which special considerations may apply. For this opinion we have not considered the terms of all possible Securities that may be issued under the Shelf Registration and consequently no opinion is expressed in relation to the binding nature and enforceability of any specific issue of Securities.

We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in any of the Registration Statement and the Documents (with the exception of those matters on which we have specifically and expressly given our opinion). To the extent that the accuracy of such facts, representations and warranties not so investigated or verified and of any facts stated in any of the other documents listed above (or orally confirmed) is relevant to the contents of this opinion, we have assumed, with your permission, that such facts, representations and warranties were true and accurate when made and remain true and accurate.

Where an assumption is stated to be made in this opinion, we have not made any investigation with respect to the matters that are the subject of such assumption and we express no view as to such matters.

V. Opinion

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.     Execution of the Guarantee Agreements and Dutch Securities

1.1 Each of the Guarantee Agreements, when duly executed by all parties thereto and on behalf of the Dutch Issuers in accordance with assumption
       (vii) above, will have been validly executed on behalf of the Dutch Issuers and will constitute the valid and legally binding obligations of the Dutch Issuers enforceable against them in accordance with their respective terms.

1.2 When any Debt Securities are duly executed on behalf of each of the Dutch Issuers by the manual or facsimile signature of any two of the members of their Board of Managing Directors and completed, authenticated, delivered and paid for in accordance with the terms of the Documents, such Debt Securities will constitute the valid and legally binding obligations of the relevant Dutch Issuer enforceable against it in accordance with their respective terms.

1.3 When any Equity Securities are issued as contemplated in accordance with the assumptions above (in particular assumptions (xiii) up to and including (xvi)), such Equity Securities have been duly authorised and validly issued by Holding in accordance with the Holding Articles of Association and the laws of The Netherlands and will, upon issue, have been fully paid up and be non-assessable.

2.     Choice of Law

       The courts of The Netherlands will observe and give effect to the choice of the laws of (a) the State of New York as the law governing the Guarantee Agreements (other than the Dutch Documents) and the Debt Securities and (b) The Netherlands as the law governing the Dutch Documents in any proceedings in relation to such documents, but when applying (a) New York law as the law governing the Guarantee Agreements (other than the Dutch Documents) and the Debt Securities and (b) Dutch law as the law governing the Dutch Documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the "Rome Convention"):

       (a) may give effect to the mandatory rules of law of another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to the Guarantee Agreements and the Dutch Securities (article 7(1) of the Rome Convention);

       (b) will apply the law of The Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Guarantee Agreements and the Dutch Securities (article 7(2) of the Rome Convention);

       (c) may refuse to apply New York law if such application is manifestly incompatible with the public policy of The Netherlands (article 16 of the Rome Convention); and

       (d) shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

3.     Submission to Jurisdiction

3.1 The submission by the Dutch Issuers to the jurisdiction of the (a) New York State courts with regard to any actions or proceedings arising out of or relating to the Guarantee Agreements and the Debt Securities and
       (b) competent courts of Amsterdam, The Netherlands with regard to any actions or proceedings arising out of or relating to the Dutch Documents is valid and binding upon the Dutch Issuers.

3.2 Notwithstanding a contractual provision to the contrary, however, the competent court in The Netherlands may assume jurisdiction (i) pursuant to Article 254 of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional measures are required, or (ii) to allow provisional measures for the duration of the litigation at the request of each party to pending litigation pursuant to Article 223 of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Furthermore, notwithstanding any contractual provision to the contrary, jurisdiction of Dutch courts may arise in the context of an attachment against any of the Dutch Issuers or any of their assets.

4.     Enforceability of New York Judgments in The Netherlands

4.1 In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgements in civil and commercial matters which is binding in The Netherlands, a judgement rendered by a foreign court against the Dutch Issuers in an action instituted in the manner contemplated by the relevant instrument based on one or more of the Documents will not be recognised and enforced by the courts of The Netherlands.

4.2 In order to obtain a judgement that is enforceable against the Dutch Issuers, it will be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgement rendered by the foreign court in the course of such proceedings, in which case the Netherlands courts may give such effect to the foreign judgement as it deems appropriate. There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgements. However, according to current practice, based upon case law, Netherlands courts will in all probability recognise, give "res juridicata" to and render a judgement in accordance with a foreign judgement if and to the extent that the following conditions are met:

       (a) the foreign court rendering the judgement has jurisdiction over the matter on internationally accepted grounds (e.g. if the parties have agreed, for example in a contract, to submit their disputes to the foreign court) and has conducted the proceedings in accordance with generally accepted principles of fair trial (e.g. after proper service of process);

       (b) the foreign judgement is final and definitive; and

       (c) such recognition is not in conflict with Netherlands policy (i.e. a fundamental principle of Netherlands law) or an existing Netherlands judgement.

VI. Qualifications

The opinion expressed above is subject to the following qualifications:

(A) the terms "enforceable", "legal", "valid", "binding" (or any combination thereof) where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Netherlands law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of The Netherlands will in any event be subject to:

     (i) the degree to which the relevant obligations are enforceable under their governing law (if other than Netherlands law) and the availability under such law of defences such as, without limitation, set-off (unless validly waived), fraud, duress, misrepresentation, undue influence, unforeseen circumstances, force majeure, error, abatement and counter-claim;

     (ii) the nature of the remedies available in such courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations); and

     (iii) the acceptance by such courts of jurisdiction,

     in addition, our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, liquidation, reorganisation, moratorium and other similar laws of general application (including the imposition of special measures (bijzondere voorzieningen) ("Special Measures") within the meaning of Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992, "ASCS")) relating to or affecting generally the enforcement of creditors' rights and remedies from time to time in effect (including the doctrine of voidable preference within the meaning of Section 3:45 of the Netherlands Civil Code and/or
     Section 42 et.seq. of the Netherlands Bankruptcy Act);

(B) the reliance on or the enforcement of contractual terms and conditions may under certain circumstance be contrary to the overriding principle of fairness and reasonableness (in Dutch: redelijkheid en billijkheid) which governs the relationship between the parties to an agreement and which may affect, inter alia, the reliance on and/or enforcement of contractual provisions such as the following (without any limitation):

     (a) any provision in a contract or document (governed or determined to be governed by the laws of The Netherlands) providing that certain calculations or certifications are to be conclusive and binding; such a provision will not be effective if such calculations or certificates are reached on an arbitrary or unreasonable basis or are fraudulent or manifestly inaccurate and will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto;

     (b) any provision of any such contract or document vesting any party with a discretion or a power to determine a matter in its opinion with binding effect for the other party or parties; Netherlands law may require that such discretion or power is exercised reasonably or that such opinion is based on reasonable grounds;

     (c) any provision of any such contract or document stating that no failure or delay in exercising any rights or remedies shall operate as a waiver of such rights or remedies (to the effect that under the proper circumstances a delay or failure to exercise a right within the contractual period of time may operate as a bar to the exercise of such rights or remedies thereafter);

     (d) provisions providing that agreements may only be amended or varied or any provision thereof waived by an instrument in writing shall not be effective insofar as they suggest that modifications, amendments or waivers made orally or otherwise could not be effectively agreed upon or granted between or by the parties, furthermore, such principle of fairness and reasonableness may in the proper circumstances impose certain equitable duties upon the parties concerned, notwithstanding any provision to the contrary;

(C)  insofar as the laws of the Netherlands are concerned:

     (a) provisions in the Dutch Documents relating to the transfer or assignment of rights and obligations may require the execution of further documentation in order to be fully effective;

     (b) the transfer of rights pursuant to an agreement to a third party does not as such entail transfer of obligations as well; under Netherlands law obligations pursuant to an agreement can in principle only be transferred to a third party with the cooperation of the parties to the agreement; and

     (c) an agreement is only binding upon the parties to such an agreement; consequently, in principle rights can only be granted by parties to the agreement and rights pursuant to an agreement can only be enforced against the parties to the agreement; this will affect indemnities in documents in favour of a party's directors, employees and others;

(D) any enforcement of the Guarantee Agreements and the Debt Securities in The Netherlands will be subject to the rules of civil procedure as applied by the courts of The Netherlands; such courts have powers to mitigate amounts due in respect of litigation or collection costs, and, if so requested, to make an award in a foreign currency; enforcement of a judgement for a sum of money expressed in foreign currency against the Dutch Issuers' assets located in The Netherlands would be executed, however, in terms of Euros and the applicable rate of exchange would be that prevailing on the date of payment; service of process for any proceedings before the courts of The Netherlands must be performed in accordance with Netherlands laws of civil procedure; the taking of concurrent proceedings in more than one jurisdiction in which the Judgments Regulation is applicable may - notwithstanding the terms of the Guarantee Agreements and the Debt Securities - be precluded by one of the provisions of Section 9 (Related Actions) of that Regulation; as regards jurisdiction generally, the courts of The Netherlands have the power to stay proceedings if concurrent proceedings are being brought elsewhere; finally, the ability of any party to assume control over another party's proceedings before the courts of The Netherlands may be limited by Dutch rules of civil procedure;

(E)  to the extent that the laws of The Netherlands are applicable:

     (a) the provision that the holder of a Note will be treated as its absolute owner may not be enforceable under all circumstances;

     (b) title to a Note would pass upon delivery (levering within the meaning of Dutch law) thereof, provided that (i) the transferor is the owner of the Note with power to pass on title (beschikkingsbevoegdheid) or may reasonably be held by the transferee to be the owner and (ii) the transfer is made pursuant to a valid agreement of transfer (geldige titel);

     the courts of The Netherlands may apply the laws of another jurisdiction, if questions of title to a Note are submitted to them;

(F) the concept of "delivery" of a document is not known or required under the laws of The Netherlands to render a document valid, legally binding and enforceable; Netherlands substantive law does not have a concept or doctrine identical to the Anglo-American concept of "trust"; nevertheless any trust validly created under its governing law by the Guarantee Agreements and the Debt Securities will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of, the rules of The Hague Convention on the Law Applicable to Trusts and on their Recognition; furthermore, the question whether or not any provisions in the Guarantee Agreements and the Debt Securities which are invalid or void may be severed from the other provisions thereof in order to save those other provisions would be determined by the Netherlands courts in their discretion; finally, insofar as the laws of The Netherlands are concerned, provisions in the Guarantee Agreements and the Debt Securities relating to the transfer or assignment of rights and obligations may require the execution of further documentation in order to be fully effective;

(G) all powers of attorney (volmachten) or mandates (lastgeving) (including, but not limited to, powers of attorney or mandates expressed to be irrevocable) granted and all appointments of agents made by the Dutch Issuers, explicitly or by implication, will terminate by law and without notice upon a Dutch Issuer's bankruptcy (faillissement) and will become ineffective in case Special Measures are imposed on the Dutch Issuers and, if the laws of The Netherlands are applicable, may be capable of being revoked by the Dutch Issuers;

(H) in the event that Debt Securities are executed on behalf of the Dutch Issuers by use of facsimile signatures:

     (a) the Dutch Issuers should approve such use of the relevant signatures and evidence of the Dutch Issuers' approval may be required for the enforcement of the Debt Securities in The Netherlands; if any of the Debt Securities were executed by attaching thereto or printing thereon the facsimile signature of any person who does not hold office with the issue date of such Debt

          Securities, or if such Debt Securities are issued on a date on which the person whose signature is attached thereto or printed thereon no longer holds office, it may be necessary for the enforcement of such Debt Securities against the Dutch Issuers in The Netherlands that the holder of such Debt Securities shall present both such Dutch Securities and evidence of the Dutch Issuers' approval to the Netherlands courts; and

     (b) this will only be binding on the Dutch Issuers (provided such facsimile shows the signatory or signatories mentioned in paragraph
          1.2 above), if such facsimile signature(s) is or are printed or duplicated on such Debt Securities by a person or entity duly authorised on behalf of the Dutch Issuers and provided that any power of attorney or mandate granted by the Dutch Issuers in connection with the dating, authentication, completion and issue of such Debt Securities has not terminated as set out in paragraph G. above;

(I) it is our understanding that "non-assessable" (as used in opinion paragraph 1.3 above) means that the holder of a security which is non-assessable has no further obligation to pay up any amounts to the issuer of such security;

(J) if a party to the Guarantee Agreements are controlled by or otherwise connected with a person, organisation or country, which is currently the subject of United Nations, European Community or Dutch sanctions, implemented, effective or sanctioned in The Netherlands under the Sanctions Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet Economische Delicten) or the ASCS, or is otherwise the target of any such sanctions, the obligations of the Dutch Issuers to that party may be unenforceable, void or otherwise affected;

(K) we have not verified that the Dutch Issuers are in compliance with their respective obilgations under the ASCS, nor have we verified that their execution of the Documents to which they are expressed to be a party or the issue of Dutch Securities or their respective performance of any of the transactions contemplated thereby do not breach or infringe the ASCS or any of the regulations, directives or guidelines issued pursuant to the ASCS and applicable to the Dutch Issuers, and we express no opinion on such matters herein; and

(L) in issuing this opinion we do not assume any obligation to notify or to inform you of any development subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion:

(a) expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; consequently, this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

(b)  speaks as of 16.00 Netherlands time on the date stated above;

(c) is, subject as provided in (e) below, addressed to you and is solely for your benefit;

(d) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein and in particular but without limitation we have not investigated or verified statements of fact or the reasonableness of any statements of opinion contained in the Prospectus; and

(e) may not be relied upon by or disclosed to any other person, enterprise or institution, or used for any purpose other than in connection with Registration Statement, the Documents and the Dutch Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Yours faithfully,



/s/ C.J. Kothe

C.J. Kothe
Clifford Chance
Limited Liability Partnership